UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current report

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 12, 2011

Date of Report (Date of earliest event reported)

Kansas City Southern

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-4717	44-0663509
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

427 West 12th Street

Kansas City, Missouri 64105

(816) 983-1303

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 12, 2011, Kansas City Southern (“KCS”), together with its wholly-owned subsidiary The Kansas City Southern Railway Company, as Borrower (“KCSR”), entered into an amended and restated credit agreement with certain subsidiaries named therein as guarantors (the “Subsidiary Guarantors”), the various financial institutions and other persons from time to time parties thereto (the “Lenders”), The Bank of Nova Scotia, as administrative agent and collateral agent for the Lenders (“Agent”), Bank of America, N.A., as syndication agent, Compass Bank, JPMorgan Chase Bank, N.A. and Morgan Stanley Bank, N.A., as co-documentation agents and Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of Nova Scotia as joint lead arrangers and joint bookrunning managers (the “Credit Agreement”).

The Credit Agreement provides KCSR with (i) a five and one-half year $300 million term loan credit facility (the “Term Loan Facility”) and (ii) a five-year $200 million revolving credit facility consisting of (A) a revolving facility in an amount up to $200 million (the “Revolving Facility”), (ii) a letter of credit facility in an amount up to $25 million which constitutes usage under the Revolving Facility, and (iii) a swing line facility in an amount up to $15 million (the “Swing Line Facility”) which constitutes usage under the Revolving Facility.

The term loans under KCSR’s prior amended and restated credit agreement were combined and refinanced with those under the Term Loan Facility, and the maturity of such term loans was extended to 2017 under the Credit Agreement. KCSR used available cash to reduce the principal balance of the existing term loans by approximately $6 million. Commitments under KCSR’s prior revolving credit facility were rolled over into the new Revolving Facility, their maturity was extended and the available principal amount of such commitments was increased from $125 million to $200 million.

The outstanding principal balance of loans under the Term Loan Facility and the Revolving Facility bear interest at floating rates. At KCSR’s option, the loans will bear interest at either (i) the greater of (a) The Bank of Nova Scotia’s base rate, (b) federal funds rate plus 0.50% or (c) one-month LIBOR plus 1.00% (the “Base Rate”) plus a margin of 0.25% to 1.50% (depending on the leverage ratio) or (ii) LIBOR plus a margin of 1.25% to 2.50% (depending on the leverage ratio). The outstanding principal balance of loans under the Swing Line Facility will bear interest at the Base Rate plus a margin of 0.25% to 1.50% (depending on the leverage ratio).

KCSR is required to make quarterly principal payments on the Term Loan Facility commencing December 31, 2011, with any remaining unpaid principal balance due and payable on January 15, 2017.

The obligations under Credit Agreement are secured by substantially all of the assets of KCS, KCSR and the Subsidiary Guarantors pursuant to a Security Agreement dated July 12, 2011 (the “Security Agreement”), among KCS, KCSR, each Subsidiary Guarantor and Agent. In addition, KCS, KCSR and their restricted subsidiaries (as defined in the Credit Agreement) agreed to subordinate payment of certain intercompany debt, KCS and each Subsidiary

Guarantor guaranteed repayment of the amounts due under the Credit Agreement and the equity interests of KCSR and each Subsidiary Guarantor have been pledged pursuant to the Security Agreement to secure obligations under the Credit Agreement.

KCS and KCSR gave certain representations and warranties that are customary for credit agreements of this type. The Credit Agreement also contains affirmative and negative covenants that are customary for credit agreements of this type, including financial maintenance covenants related to a leverage ratio and an interest coverage ratio as defined in the Credit Agreement.

Events of default under the Credit Agreement are customary for transactions of this type and include, without limitation, non-payment of obligations; breach of any representation or warranty; non-performance of covenants and obligations; default on other indebtedness; certain judgments rendered; a change in control shall occur; bankruptcy or insolvency of KCS, KCSR, any restricted subsidiary or any Subsidiary Guarantor; and an impairment of security. The occurrence of an event of default could result in the acceleration of the repayment of any outstanding principal balance of the Term Loan Facility and the Revolving Facility.

A copy of the Credit Agreement and the Security Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively. The foregoing is a summary of the terms of these agreements and does not purport to be a complete discussion of them. The Credit Agreement and the Security Agreement are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 hereof is incorporated by reference in this Item 2.03.

Item 7.01	Regulation FD.

On July 12, 2011, KCS issued a news release announcing the entry into the Credit Agreement. The full text of the new release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Separately, KCS issued a news release on July 12, 2011, announcing the settlement of an insurance claim related to Hurricane Alex. The full text of the news release is attached hereto as Exhibit 99.2 and is incorporated by reference to this Item 7.01.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Credit Agreement dated as of July 12, 2011, by and among KCS, KCSR, as Borrower, certain of their subsidiaries named therein as guarantors, the various financial institutions and other persons from time to time parties thereto (the “Lenders”), The Bank of Nova Scotia, as administrative agent and collateral agent for the Lenders, Bank of America, N.A., as syndication agent, Compass Bank, JPMorgan Chase Bank, N.A. and Morgan Stanley Bank, N.A., as co-documentation agents and Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of Nova Scotia as joint lead arrangers and joint bookrunning managers.

10.2	Amended and Restated Security Agreement dated July 12, 2011, by and among KCS, KCSR, certain of their subsidiaries named therein as grantors and The Bank of Nova Scotia, as collateral agent.

99.1	News Release issued by Kansas City Southern dated July 12, 2011, entitled “KCS Announces Establishment of $500 Million KCSR Credit Agreement.”

99.2	News Release issued by Kansas City Southern dated July 12, 2011, entitled “KCS Announces Settlement of Hurricane Alex Insurance Claim.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

July 13, 2011	By:	/s/ Michael W. Upchurch
Michael W. Upchurch
Executive Vice President & Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description of Document

10.1	Amended and Restated Credit Agreement dated as of July 12, 2011, by and among KCS, KCSR, as Borrower, certain of their subsidiaries named therein as guarantors, the various financial institutions and other persons from time to time parties thereto (the “Lenders”), The Bank of Nova Scotia, as administrative agent and collateral agent for the Lenders, Bank of America, N.A., as syndication agent, Compass Bank, JPMorgan Chase Bank, N.A. and Morgan Stanley Bank, N.A., as co-documentation agents and Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of Nova Scotia as joint lead arrangers and joint bookrunning managers.

10.2	Amended and Restated Security Agreement dated July 12, 2011, by and among KCS, KCSR, certain of their subsidiaries named therein as grantors and The Bank of Nova Scotia, as collateral agent.

99.1	News Release issued by Kansas City Southern dated July 12, 2011, entitled “KCS Announces Establishment of $500 Million KCSR Credit Agreement.”

99.2	News Release issued by Kansas City Southern dated July 12, 2011, entitled “KCS Announces Settlement of Hurricane Alex Insurance Claim.”